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                  RESTATED CERTIFICATE OF INCORPORATION

                                   OF

                    CONTAINER CORPORATION OF AMERICA


                                             CONTAINER CORPORATION
OF AMERICA, a Delaware corpora-
     tion, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on July 23, 1986, HEREBY CERTIFIES that this Restated Certificate of
     Incorporation, restating, integrating and amending its Certifi-
     cate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of
the
     State of Delaware.

               FIRST:  The name of the Corporation is Container
     Corporation of America (the "Corporation").

               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust
Compa-
     ny.

               THIRD: The purpose of the Corporation is to engage in
     any lawful act or activity for which a corporation may be orga-
     nized under the General Corporation Law of the State of Delaware
     (the "GCL").

               FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.0l per share (the "Common Stock").

               FIFTH: The following provisions are inserted for the
     management of the business and the conduct of the affairs of the
     Corporation, and for further definition, limitation and regula-
     tion of the powers of the Corporation and of its directors and stockholders:

                    (1)  The business and affairs of the
                    Corporation shall be managed by or under the direction of the Board of Directors.

                    (2)  The directors shall have concurrent
                    power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

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                    (3)  The number of directors of the
                    Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot un-less the By-Laws so provide.

                    (4)  No director shall be personally
                    liable to the Corporation or any of its
                    stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                    (iii) pursuant to Section l74 of the GCL or
                    (iv) for any transaction from which the di-rector derived an improper personal benefit. Any alteration, amendment or repeal of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

                    (5)  In addition to the powers and au-
                    thority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, never-theless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

               SIXTH: Meetings of stockholders may be held within or
     without the State of Delaware, as the By-Laws may provide.
The
     books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place
     or places as may be designated from time to time by the Board of
     Directors or in the By-Laws of the Corporation.

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               SEVENTH:  The Corporation reserves the right to
amend,
     alter, change or repeal any provision contained in this Restated
     Certificate of Incorporation, and all rights conferred upon stockholders hereby are granted subject to this reservation.

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                    IN WITNESS WHEREOF, the Corporation has caused this
     certificate to be signed in its name and attested by its duly authorized officers this ___ day of May, 1994.



                                   CONTAINER CORPORATION
                                     OF AMERICA


                                   By:_________________________
                                              President

ATTEST:



_________________________
   Assistant Secretary